METROPOLITAN SERIES FUND

SUB-ITEM 77Q1 EXHIBITS


In response to Sub-Item 77Q1(e), the following Advisory and Sub-Advisory Agreements were either adopted or amended, and such agreements are attached herewith as follows:


ADVISORY AGREEMENT
________________________

	Portfolios:

	Frontier Mid Cap Growth Portfolio 					Exhibit 77Q1(e)(i)



SUB-ADVISORY AGREEMENT
________________________

	Portfolios:

	Frontier Mid Cap Growth Portfolio 					Exhibit 77Q1(e)(ii)





Exhibit 77Q1(e)(i)
METROPOLITAN SERIES FUND

AMENDMENT No. 1
TO THE
AMENDED AND RESTATED ADVISORY AGREEMENT
(Frontier Mid Cap Growth Portfolio (formerly, BlackRock Aggressive Growth Portfolio))

AMENDMENT dated January 7, 2013 to the Amended and Restated Advisory Agreement dated April 30, 2012 (the Agreement), by and between MetLife Advisers, LLC
 (MLA), a Delaware limited liability company, and Metropolitan Series Fund, a Delaware trust, with respect to the Frontier Mid Cap Growth Portfolio (formerly, BlackRock Aggressive Growth Portfolio).

WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth herein; and

WHEREAS, Frontier Capital Management Company LLC replaced BlackRock Advisors, LLC as subadviser to the BlackRock Aggressive Growth Portfolio on January 7, 2013.

NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	References in the Agreement to BlackRock Aggressive Growth Portfolio are
 hereby replaced with Frontier Mid Cap Growth Portfolio.

2.	In all other respects, the Agreement is confirmed and remains in full force and effect.

3.	This Amendment shall become effective as of the date first set forth above.


IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first set forth above.



METROPOLITAN SERIES FUND		    METLIFE ADVISERS, LLC
on behalf of its Frontier Mid Cap Growth
Portfolio (formerly, BlackRock Aggressive
Growth Portfolio)



By:  /s/ Jeffrey L. Bernier 		 	    By:  /s/ Alan C. Leland, Jr.
        Jeffrey L. Bernier				 Alan C. Leland, Jr.
        Senior Vice President 				 Chief Financial Officer and Treasurer




Exhibit 77Q1(e)(ii)

INVESTMENT SUBADVISORY AGREEMENT
AGREEMENT made this 7th day of January, 2013, by and between Frontier Capital
 Management Company, LLC, a Delaware limited liability company (the Subadviser), and MetLife Advisers, LLC, a Delaware limited liability company
 (the Adviser).
WHEREAS, the Adviser serves as investment manager of Metropolitan Series Fund
 (the Trust), a Delaware statutory trust which has filed a registration statement (the Registration Statement) under the Investment Company Act of 1940, as amended (the 1940 Act) and the Securities Act of 1933, as amended (the 1933 Act) pursuant to a management agreement dated April 30, 2012, as amended from time to time (the Management Agreement); and

WHEREAS, the Trust is comprised of several separate investment portfolios, one of which is the Frontier Mid Cap Growth Portfolio (the Portfolio); and
WHEREAS, the Adviser desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser to assist the
Adviser in performing investment advisory services for the portion of the
Portfolios assets allocated to the Subadviser, as determined from time to time by the Adviser, and the Subadviser is willing to render such services;
and WHEREAS, the Subadviser is registered with the Securities and Exchange
Commission (SEC) under the Investment Advisers Act of 1940, as amended (the
 Advisers Act), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Adviser.
NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:
1.  Employment of the Subadviser.  The Adviser hereby employs the Subadviser, subject to the supervision of the Adviser to manage the investment and reinvestment of the assets of the Portfolio, subject to the control and direction of the Board of Trustees, for the period and on the terms hereinafter set forth.  The Subadviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided.  The Subadviser acknowledges that such appointment as investment subadviser to the Trust may be limited to those Portfolio assets allocated to the Subadviser by the
Adviser, which may be changed from time to time at the sole discretion of the
 Adviser.  References to the Portfolio in this Agreement shall refer to those Trust assets allocated to the Subadviser by the Adviser. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Adviser, the
Portfolio or the Trust in any way.  The Subadviser may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio and in such instances shall do so only for this limited purpose as Advisers and the Trusts agent and attorney-in-fact.
 Subadviser shall negotiate all futures agreements, options agreements, ISDA
 Master Agreements, Credit Support Annexes, and other contracts and agreements related to derivatives transactions and holdings in the Portfolio
(Derivatives Related Agreements).
Copies of the Trusts Registration Statement, Articles of Incorporation or
 Declaration of Trust, as applicable, and Bylaws (collectively, the Charter
 Documents), each as currently in effect, have been or will be delivered to the Subadviser.  The Adviser agrees, on an ongoing basis, to notify the
Subadviser of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio as promptly as practicable and to provide to the Subadviser as promptly as practicable copies of all amendments and supplements to the Registration Statement and amendments to the Charter
Documents.  The Adviser will promptly provide the Subadviser with any procedures applicable to the Subadviser adopted from time to time by the
Trusts Board of Trustees and agrees to promptly provide the Subadviser copies of all amendments thereto.
The Adviser shall timely furnish the Subadviser with such additional information as may be reasonably requested by the Subadviser to perform its responsibilities pursuant to this Agreement.  The Adviser shall reasonably cooperate with the Subadviser in setting up and maintaining brokerage accounts, futures accounts, and other accounts the Subadviser deems advisable to allow for the purchase or sale of various forms of securities and other financial instruments pursuant to this Agreement.
2.  Obligations of and Services to be Provided by the Subadviser.  The
Subadviser undertakes to provide the following services to the Portfolio and to assume the following obligations:
a.	The Subadviser shall manage the investment and reinvestment of the portfolio assets of the Portfolio, all without prior consultation with the
Adviser, subject to and in accordance with:
i.	the investment objective, policies and restrictions of the Portfolio set forth in the Trusts Registration Statement and the Charter Documents, as such
 Registration Statement and Charter Documents may be amended from time to time;
ii.	the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapter M and
Section 817(h) of the Code including but not limited to, the diversification requirements of Section 817(h) of the Internal Revenue Code (the Code) and
the regulations thereunder
iii.	any written instructions, policies and guidelines which the Adviser or the Trusts Board of Trustees may issue and provide to the Subadviser from time to time, all as from time to time in effect; and
iv.	with all applicable provisions of law, including without limitation all applicable provisions of the 1940 Act, the rules and regulations thereunder and the interpretive opinions thereof of the staff of the SEC (SEC
Positions).
b.	In furtherance thereof and subject to the foregoing, the Subadviser shall make all determinations with respect to the purchase and sale of portfolio securities and other financial instruments and shall take such action necessary to implement the same.
c.	The Subadviser shall render such reports to the Trusts Board of Trustees, the Adviser and the Advisers administrator as they may reasonably request from time to time concerning the investment activities of the Portfolio, including without limitation all material as reasonably may be requested by the Trustees of the Trust pursuant to Section 15(c) of the 1940 Act, and agrees to review the Portfolio and discuss the management of the Portfolio with representatives or agents of the Trusts Board of Trustees, the Adviser and the administrator at their reasonable request.
d.	Unless the Adviser gives the Subadviser written instructions to the contrary, the Subadviser shall, in good faith and in a manner which it reasonably believes best serves the interests of the Portfolios shareholders, timely direct the Portfolios custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Portfolio.
e.	Absent instructions from the Adviser to the contrary and to the extent provided in the Trusts Registration Statement, as such Registration Statement may be amended from time to time, the Subadviser shall, in the name of the
Portfolio, place orders for the execution of portfolio transactions with or through such brokers, dealers or other financial institutions as it may select, including affiliates of the Subadviser provided such orders comply with Rule 17e-1 (or any successor or other relevant regulations) under the
1940 Act.
f.	To the extent consistent with applicable law and then current SEC Positions and absent written instructions from the Adviser to the contrary, purchase or sell orders for the Portfolio may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser.  In the selection of brokers or dealers or other execution agents and the placing of orders for the purchase and sale of portfolio investments for the Portfolio, the Subadviser shall seek to obtain for the Portfolio the best execution available.  In using its best efforts to obtain for the Portfolio the best execution available, the Subadviser, bearing in mind the Portfolios best interests at all times, shall consider all factors it deems relevant, including by way of illustration, breadth of the market in the security; price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing of the transaction taking into account market prices and trends; the reputation, experience, execution capability, and financial stability of the broker or dealer involved; and the quality of service rendered by the broker or dealer in other transactions.  Subject to such policies as the Board of Trustees and Adviser may determine and applicable law, including any relevant SEC Positions, the Subadviser may cause the
Portfolio to pay a broker or dealer that provides brokerage and research services to the Subadviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the
Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Subadvisers overall responsibilities with respect to the
 Portfolio and to other clients of the Subadviser as to which the Subadviser exercises investment discretion.
g.	Subject to seeking the most favorable price and execution, the Board of
Trustees or the Adviser may direct the Subadviser to effect transactions in portfolio securities and other financial instruments through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment.  To the extent the Subadviser is directed to use only the specified brokers for the Portfolio, the Trust may pay higher commissions or other transaction costs or greater spreads, or receive less favorable net prices, on transactions for the Portfolio than would otherwise be the case if the Subadviser used other or multiple brokers.
h.	In connection with the placement of orders for the execution of the portfolio transactions of the Portfolio, the Subadviser shall create and maintain all necessary records pertaining to the purchase and sale of securities and other financial instruments by the Subadviser on behalf of the
Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940
Act.  All records shall be the property of the Trust and shall be available for inspection and use by the SEC, the Trust, the Adviser or any person retained by the Trust at all reasonable times.  The Subadviser will furnish copies of such records to the Adviser or the Trust within a reasonable time after receipt of a request from either the Adviser or the Trust.  Where applicable, such records shall be maintained by the Subadviser for the periods and in the places required by Rule 31a 2 under the 1940 Act.
i.	In accordance with Rule 206(4)-7 under the Advisers Act, the Subadviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Advisers Act and any rules thereunder by the Subadviser and its supervised persons.  Further, the Subadviser reviews and shall continue to review, at least annually, its written policies and procedures and the effectiveness of their implementation and shall designate an individual (who is a supervised person) who is responsible for administering such policies and procedures.
j.	The Subadviser shall:
i.	Comply with the Trusts written compliance policies and procedures pursuant to Rule 38a-1 under the 1940 Act;
ii.	Promptly provide to the Adviser copies of its annual compliance review report (or a summary of the process and findings), as well as copies of such tems as third-party compliance audits;
iii.	Notify the Adviser promptly after the completion by the SEC or other regulators or a Self-Regulatory Organization (SRO) of an examination, inquiry, investigation or institution of a proceeding relating directly or indirectly to the Portfolio or that would have a material impact on the
Subadviser; and
iv.	Notify the Adviser promptly of any material compliance matters (as defined in Rule 38a-1 under the 1940 Act) relating directly or indirectly to the
Portfolio, the Trust, the Adviser or the Subadviser of which it is aware and actions taken in response to issues or items raised by the SEC, an SRO or other regulators.
k.	The Subadviser shall (1) maintain procedures regarding the use of derivatives, and (2) provide such certifications and reports regarding the use of derivatives, including with respect to asset segregation, as may be reasonably requested by the Trust or the Adviser.
l.	The Subadviser shall bear its expenses of providing services pursuant to this Agreement, but shall not be obligated to pay any expenses of the Adviser, the Trust, or the Portfolio, including without limitation:  (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other financial instruments for the
Portfolio; and (c) custodian fees and expenses.
m.	The Subadviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing of the Portfolio under
Section 817(h) of the Code.  The Subadviser shall provide timely notice each calendar quarter that such diversification was satisfied or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter.

n.	The Subadviser shall be responsible for the preparation and filing of
Schedules 13D and 13G and Forms 13F (as well as other filings triggered by ownership in securities and other investments under other applicable laws, rules and regulations) on behalf of the Portfolio.
o.	The Subadviser shall provide assistance in determining the fair value of all securities and other investments/assets in the Portfolio as necessary, and, use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Subadviser for each security or other investment/asset in the Portfolio for which market prices are not readily available or not reliable.
p.	The Subadviser will notify the Trust and the Adviser of (i) any assignment of this Agreement or change of control of the Subadviser, as applicable, and
(ii) any changes in the key personnel who are either the portfolio manager(s)
of the Portfolio or senior management of the Subadviser, in each case prior to or promptly after, such change.  The Subadviser agrees to bear all reasonable expenses of the Trust, if any, arising out of any assignment by, or change in control of the Subadviser and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the
Subadviser.  In the case of an assignment of this Agreement or a change in control, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing information statements to existing shareholders of the Portfolio.  In the case of changes in key personnel, such expenses are agreed to include reimbursement of reasonable costs associated with preparing, printing and mailing any supplements to the prospectus to existing shareholders of the Portfolio if such changes involve personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Subadviser identified in the prospectus or Statement of
Additional Information.
q.	The Subadviser may, but is not obligated to, combine or batch orders for client portfolios to obtain best execution, to negotiate more favorable commission rates or to allocate equitably among the Subadvisers clients differences in prices and commissions or other transaction costs that might have been obtained had such orders been placed independently.  Under this procedure, transactions will be averaged as to price and transaction costs and typically will be allocated among the Subadvisers clients in proportion to the purchase and sale orders placed for each client account on any given day.
  If the Subadviser cannot obtain execution on all the combined orders at prices or for transaction costs that the Subadviser believes are desirable, the Subadviser will allocate the securities the Subadviser does buy or sell as part of the combined orders by following the Subadvisers order allocation procedures.
r.	In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser to the
 Portfolio or any subadviser to any other portfolio of the Trust or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions of the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.
3. Compensation of the Subadviser.  In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Subadviser a fee at the annual rate set forth in Schedule A hereto.  Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Adviser is paid by the Portfolio pursuant to the
Management Agreement. If the Subadviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated.  For the purpose of determining fees payable to the Subadviser, the value of the Portfolios net assets allocated to the Subadviser by the Adviser shall be computed at the times and in the manner specified in the Trusts Registration Statement.
4.  Activities of the Subadviser.  The services of the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired and except as the Subadviser and the Adviser may otherwise agree from time to time in writing before or after the date hereof.
The Subadviser shall be subject to a written code of ethics adopted by it that conforms to the requirements of Rule 204A-1 of the Advisers Act and Rule
17j-1(b) of the 1940 Act.
5.  Use of Names.  The Subadviser hereby consents to the Portfolio being named the Frontier Mid Cap Growth Portfolio.  The Adviser shall not use the name
Frontier Capital Management, LLC and any of the other names of the
Subadviser or its affiliated companies and any derivative or logo or trade or service mark thereof, or disclose information related to the business of the
 Subadviser or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Subadviser; provided, however, that the Subadviser shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld.  The Subadviser shall not use the name of the Trust, the Adviser or any of their affiliates in any material relating to the Subadviser in any manner not approved prior thereto by the Adviser;
provided, however, that the Adviser shall approve the uses of its or the
Trusts name which merely refer in accurate terms to the appointment of the
Subadviser hereunder or which are required by the SEC, a state securities commission or any other regulatory body to which it is subject; and, provided, further, that in no event shall such approval be unreasonably withheld.
The Adviser recognizes that from time to time trustees, officers and employees of the Subadviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name Frontier Capital Management Company, LLC or any derivative or abbreviation thereof as part of their name, and that the
Subadviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.
6.  Liability and Indemnification.
a.	Except as may otherwise be provided by the 1940 Act or any other applicable law, the Subadviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser or the Trust as a result of any error of judgment or mistake of law by the Subadviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Subadviser for, and the
Subadviser shall indemnify and hold harmless the Trust, the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940
Act ) and all controlling persons (as described in Section 15 of the 1933 Act)
 (collectively, Adviser Indemnitees) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the
 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Subadviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Subadviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon written information furnished to the Adviser or the
Trust by the Subadviser Indemnitees (as defined below) for use therein.
b.	Except as may otherwise be provided by the 1940 Act or any other applicable law, the Adviser and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses)
 incurred or suffered by the Subadviser as a result of any error of judgment or mistake of law by the Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Subadviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act)
(collectively, Subadviser Indemnitees) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Subadviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon written information furnished to the Subadviser by an Adviser Indemnitee for use therein.
7.  Limitation of Trusts Liability.  The Subadviser acknowledges that it has received notice of and accepts the limitations upon the Trusts liability set forth in the Trusts Charter Documents.  The Subadviser agrees that any of the Trusts obligations shall be limited to the assets of the Portfolio and that the Subadviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trustee, officer, employee or agent of or other series of the Trust.
8.  Renewal, Termination and Amendment.  This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until December 31,
 2014 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the
Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Trusts Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the
Trustees who are not parties to this Agreement or interested persons of any such party.  This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Trusts Board of Trustees, by the
Adviser, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days prior written notice to the Subadviser, or by the
Subadviser upon 90 days prior written notice to the Adviser, or upon such shorter notice as may be mutually agreed upon.  This Agreement shall terminate automatically and immediately upon termination of the Management
Agreement between the Adviser and the Trust.  This Agreement shall terminate automatically and immediately in the event of its assignment, except as otherwise provided by any rule of, or action by, the SEC.  The terms assignment and vote of a majority of the outstanding voting securities shall have the meaning set forth for such terms in the 1940 Act and the rules, regulations and interpretations thereunder.  This Agreement may be amended by written instrument at any time by the Subadviser and the Adviser, subject to approval by the Trusts Board of Trustees and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of the Portfolios outstanding voting securities.
9.  Confidential Relationship.  Any information and advice furnished by any party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation.  All information disclosed as required by law, rule or regulation shall nonetheless continue to be deemed confidential.
The Adviser and Subadviser hereby consent to the disclosure to third parties of (i) investment results and other data of the Adviser, the Subadviser or the
 Portfolio in connection with providing composite investment results of the
Subadviser and (ii) investments and transactions of the Adviser, the
Subadviser or the Portfolio in connection with providing composite information of clients of the Subadviser.
10.  Cooperation with Regulatory Authorities.  The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligation
s under this Agreement.
11.  Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this
 Agreement shall not be affected thereby.
12.  Custodian.  The Portfolio assets shall be maintained in the custody of its custodian.  Any assets added to the Portfolio shall be delivered directly to such custodian.  The Subadviser shall provide timely instructions directly to the custodian, in the manner and form as required by the agreement between the Trust and the custodian in effect from time to time (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Portfolios assets.  The
Subadviser shall provide to the Adviser a list of the persons whom the
Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Portfolio.
13.  Notices.  All notices hereunder shall be provided in writing, by facsimile or by e-mail.  Notices shall be deemed given if delivered in person or by messenger, certified mail with return receipt, or by a reputable overnight delivery service that provides evidence of receipt to the parties;
 upon receipt if sent by facsimile; or upon read receipt or reply if delivered by e-mail, at the following addresses:
If to Trust:		Metropolitan Series Fund
				501 Boylston Street
				Boston, Massachusetts 02116
				Attn:  Jeffrey L. Bernier
				(617) 578-2324 (fax)
				jbernier@metlife.com (e-mail)
If to Adviser:		MetLife Advisers, LLC
				501 Boylston Street
				Boston, Massachusetts 02116
				Attn:  Jeffrey L. Bernier
				(617) 578-2324 (fax)
				jbernier@metlife.com (e-mail)

If to Subadviser:	Frontier Capital Management Co., LLC
			99 Summer Street
			Boston, Massachusetts  02110
			Attn:  Sarah J. Jankowski
			sjankowski@frontiercap.com

14. Information. The Adviser hereby acknowledges that it and the Trustees of the Trust have been provided with a copy of Part 2 of the Subadvisers Form
ADV.
15. Miscellaneous. The Trust is an intended third-party beneficiary of this Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.
16. Electronic Delivery. The Adviser consents to electronic delivery of all notices, disclosures, and other account-related information required to be sent to the Adviser by the Subadviser under this Agreement or by law or regulation, and such delivery will be deemed effective delivery pursuant to such requirements, whether or not the Adviser accesses or reviews the communication. Such consent will remain in effect unless revoked by the Adviser. If at any time the Adviser wishes to revoke consent to receive electronic delivery of such material, or the Adviser wishes to request one or more documents be sent by another transmission method, the Adviser will notify the Subadviser in writing, and such request will be processed and become effective within a reasonable time thereafter. The Adviser understands that it may take a period of time for the Subadviser to process such a request, and the Adviser agrees to receive electronic delivery of such material in the interim. Although the Adviser consents to electronic delivery of such material, the Subadviser may elect to deliver such material by other means, which will not affect the Advisers consent.

The Subadviser may send information by e-mail with attachments in various electronic file formats, including Excel, PowerPoint, and Adobe pdf files, and the Adviser acknowledges and confirms that the Adviser has the necessary technology and ability to read e-mails and files sent in such formats. The Adviser acknowledges and understands that e-mails sent by the Subadviser are not encrypted and, therefore, such e-mails and their attachments may be vulnerable to interception by third parties. The Adviser agrees to maintain a valid e-mail address to be used by the Subadviser for communications to the Adviser, and to notify the Subadviser promptly of any change in this e-mail address.

17. Provision Regarding Use of a Third-Party Service Provider. The Subadviser may delegate certain obligations of the Subadviser to perform services under this Agreement to Third-Party Service Provider(s) (as defined below).The
Subadviser agrees that it will be responsible for the actions of such Third-Party Service Providers in performing such services on its behalf to the same extent that the Subadviser would be responsible if the Subadviser were to perform such services itself.

For clarity, the term Third-Party Service Provider as used herein includes only those service providers utilized by the Subadviser to provide services in relation to the Portfolio for which the Subadviser is responsible under this Agreement, including, but not limited to, proxy voting administration and portfolio accounting and reconciliation. However, the term Third-Party Service Provider as used herein does not include those service providers who may provide services in relation to the Portfolio which are not the responsibility of the Subadviser under this Agreement, including, but not limited to, broker dealer services and custodial services.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

METLIFE ADVISERS, LLC
BY:  /s/ Jeffrey L. Bernier
						Jeffrey L. Bernier
		Senior Vice President

FRONTIER CAPITAL MANANGEMENT COMPANY, LLC
BY:  /s/ William J. Ballou
					   	Name: William J. Ballou
	   	Title: COO & CCO




SCHEDULE A



Percentage of average daily net assets of the Portfolio assets allocated to the Subadviser by the Adviser

First $500,000,000			0.425%
Next $350,000,000			0.350%
Next $400,000,000			0.325%
Excess over $1,250,000,000		0.300%